Exhibit 10.27

Execution Version

FIRST AMENDMENT TO LEASE

This FIRST AMENDMENT TO LEASE (this “Amendment”) is dated as of January ___, 2018 (the “Effective Date”), and made by and between RXR 1330 OWNER LLC, a Delaware limited liability company, having an address at c/o RXR Realty, 75 Rockefeller Plaza, Suite 1400, New York, New York 10019 (“Landlord”), and FUBOTV INC., a Delaware corporation, having an address at 1330 Avenue of the Americas, 7th Floor, New York, New York 10019 (“Tenant”).

WITNESSETH:

WHEREAS, pursuant to that certain Lease dated as of August 24, 2016, by and between Landlord and Tenant (as amended from time to time, the “Lease”), Tenant currently leases from Landlord a portion of the 7th floor of that certain office building located at 1330 Avenue of the Americas, New York, New York 10019 (the “Building”), as more particularly described in the Lease (the “Premises”);

WHEREAS, Tenant desires to lease from Landlord, and Landlord desires to lease to Tenant, additional space in the Building, which such additional space constitutes a portion of the 8th floor of the Building, as more particularly described on Exhibit A attached hereto and made a part hereof (the “8th Floor Space”); and

WHEREAS, Landlord and Tenant desire to amend the Lease to include Tenant’s leasing of the 8th Floor Space on the terms and conditions hereinafter set forth.

AGREEMENT:

NOW, THEREFORE, for good and valuable consideration, the receipt of sufficiency of which hereby are acknowledged, Landlord and Tenant hereby agree as follows:

1. Defined Terms. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Lease.

2. The 8th Floor Space. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the 8th Floor Space. The 8th Floor Space is conclusively deemed to contain 6,595 rentable square feet. Effective as of the 8th Floor Space Commencement Date (as defined below) and until the 8th Floor Space Expiration Date (as defined below), the term “Premises” in the Lease shall include the 8th Floor Space. Accordingly, Tenant’s leasing of the 8th Floor Space shall be governed by and subject to all of the terms and conditions of the Lease, except that:

(i) The term of Tenant’s leasing of the 8th Floor Space (the “8th Floor Space Term”) shall commence on February 15, 2018 (the “8th Floor Space Commencement Date”) and shall end, unless sooner terminated in accordance with the terms of the Lease or pursuant to law, on the last day of the calendar month in which the day preceding the 3rd anniversary of the 8th Floor Space Rent Commencement Date (as defined below) occurs (the “8th Floor Space Expiration Date”). Notwithstanding the foregoing, this Amendment shall be effective as of the Effective Date as a binding, enforceable agreement between Landlord and Tenant.

(ii) Fixed Rent for the 8th Floor Space shall be as follows:

(A) for the period commencing on the 8th Floor Space Commencement Date and ending on the day immediately preceding the 8th Floor Space Rent Commencement Date at the rate of $23,082.50 per annum payable in equal monthly installments of $1,923.54; and

(B) for the period commencing on the 8th Floor Space Rent Commencement Date and ending on the 8th Floor Space Expiration Date at the rate of $517,707.50 per annum (which amount is inclusive of the Base Electric Charge) payable in equal monthly installments of $43,142.29.

Fixed Rent shall be payable by Tenant in advance on the 8th Floor Space Rent Commencement Date and on the 1st day of each calendar month thereafter during the 8th Floor Space Term; provided, however, that, if the 8th Floor Space Rent Commencement Date is not the 1st day of a month, then Fixed Rent for the month in which the 8th Floor Space Rent Commencement Date occurs shall be prorated and paid on the 8th Floor Space Rent Commencement Date. As used herein, “8th Floor Space Rent Commencement Date” means the date occurring in the 1st month after the 8th Floor Space Commencement Date that is the same numerical date in the month as the 8th Floor Space Commencement Date (except that if no same numerical date shall exist in such 1st month, the 8th Floor Space Rent Commencement Date shall be the last day of such 1st month).

(iii) From and after the 8th Floor Space Commencement Date, Tenant shall pay increases in Taxes in accordance with the provisions of Section 2.02 of the Lease; provided, however, that, with respect to the 8th Floor Space only, (x) “Tenant’s Tax Share” shall mean 1.4353%, and (y) “Base Tax Year” shall mean the Tax Year commencing on July 1, 2017, and ending on June 30, 2018.

(iv) From and after the 8th Floor Space Commencement Date, Tenant shall pay increases in Operating Expenses in accordance with the provisions of Section 2.03 of the Lease; provided, however, that, with respect to the 8th Floor Space only, (x) “Tenant’s Operating Share” shall mean 1.4620%, and (y) “Base Operating Year” shall mean calendar year 2018.

(v) Landlord shall not be required to perform any work, to pay any amount, to install any fixtures or equipment or to render any services to make the 8th Floor Space ready or suitable for Tenant’s use or occupancy, and Tenant hereby accepts the 8th Floor Space in its “as-is” condition; provided, however, that Landlord hereby covenants to deliver the 8th Floor Space in vacant and broom clean condition.

(vi) Effective as of the 8th Floor Space Commencement Date, the required amount of the Letter of Credit, which serves as security for the performance of Tenant’s obligations under the Lease, shall be increased by $288,531.00, from $887,588.70 to $1,176,985.70 (the “Required Amount”). On or prior to the 8th Floor Space Commencement Date, Tenant shall deliver to Landlord an amendment to the Letter of Credit (in form and substance reasonably satisfactory to Landlord) increasing the amount of the Letter of Credit to the Required Amount. Provided that Tenant is not then in default under the Lease and that Tenant has surrendered the 8th Floor Space to Landlord on the 8th Floor Space Expiration Date in accordance with all of the terms and conditions of the Lease, on the 8th Floor Space Expiration Date, the required amount of the Letter of Credit shall be reduced by an amount equal to (x) $288,531.00 minus (y) the aggregate amount, if any, that Landlord has drawn upon the Letter of Credit to remedy defaults of Tenant in the payment or performance of any of Tenant’s obligations under the Lease to the extent such drawn amount has not been deposited by Tenant with Landlord pursuant to Section 2.07(a) of the Lease.

(vii) Landlord shall furnish electricity to Tenant for the 8th Floor Space on a “rent inclusion” basis and there shall be no separate charge to Tenant for such electricity, such charge being included in Fixed Rent for the 8th Floor Space; provided, however, that, with respect to the 8th Floor Space only, the “Base Electric Charge” shall mean $23,082.50 per annum ($1,923.54 per month), which amount is included in Fixed Rent as provided above, and such Base Electric Charge component of Fixed Rent shall not be subject to reduction, but may be subject to increase in accordance with Section 2.05 of the Lease.

3. Brokers. Each party hereto hereby represents to the other party hereto that such party has dealt with no broker other than RXR Property Management LLC and Cushman & Wakefield, Inc., both of which represented Landlord (collectively, the “Broker”), in connection with this Amendment or the Building, and each party hereto shall indemnify and hold the other party hereto harmless from and against all loss, cost, liability and expense (including, without limitation, reasonable attorneys’ fees and disbursements) arising out of any claim for a commission or other compensation by any broker who alleges that it has dealt with the indemnifying party in connection with this Amendment or the Building. Landlord shall enter into a separate agreement with Broker that provides that, if this Amendment is executed and delivered by both Landlord and Tenant, Landlord shall pay to Broker a commission to be agreed upon between Landlord and Broker, subject to, and in accordance with, the terms and conditions of such agreement. Tenant shall have no liability for, and Landlord shall indemnify and hold Tenant harmless from and against, all loss, cost, liability and expense (including, without limitation, reasonable attorneys’ fees and disbursements) arising out of any claim for a commission or other compensation by Broker pertaining to this Amendment. The provisions of this Section 3 shall survive the expiration or earlier termination of the Lease.

4. No Other Changes. Except as expressly set forth in this Amendment, the Lease shall remain unmodified and in full force and effect, and the Lease as modified herein hereby is ratified and confirmed. All references in the Lease to “this Lease” shall hereafter be deemed to refer to the Lease as amended by this Amendment.

5. Miscellaneous. This Amendment contains the entire agreement of the parties hereto with respect to the subject matter hereof and all prior negotiations, understandings or agreements between the parties hereto with respect to the subject matter hereof are merged herein. This Amendment may be executed in counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement. This Amendment shall be governed by the laws of the state of New York.

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IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

LANDLORD:

RXR 1330 OWNER LLC, a Delaware limited liability company

By:
Name:
Title:

TENANT:

FUBOTV INC., a Delaware corporation

By:
Name:
Title:

Exhibit A